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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsor and Trustee of Government Securities Income Fund,
U.S. Government Zero Coupon Bond Series--3, Defined Asset Funds:

We consent to the use in Post Effective Amendment No. 9 to Registration Statement No. 33-26716 of our opinion dated June 12, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 15, 1998